April 14, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Parametric Sound Corporation’s statements included under Item 4.01 of its Form 8-K filed on April 14, 2014 and we agree with such statements concerning our firm.

Freed Maxick CPAs, P.C.